Exhibit 31.1

Certifications

I, C. Larry Pope, certify that:

1.	I have reviewed this Amendment No.1 to the transition report on Form 10-K of Smithfield Foods, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2014

/S/ C. LARRY POPE
C. Larry Pope
President and Chief Executive Officer